Exhibit 4(b)(x)


                                                This instrument was prepared by


                                                _______________________________
                                                Ira G. Megdal, Esquire




                                    MORTGAGE

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                            SOUTH JERSEY GAS COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee

                ------------------------------------------------

                       TWENTY-THIRD SUPPLEMENTAL INDENTURE

                          Dated as of September 1, 2002

                ------------------------------------------------

               Providing for the Issuance of First Mortgage Bonds,
                         10% Medium Term Notes Series B

                                       and

                 Further Supplementing the Indenture of Mortgage
                              Dated October 1, 1947

                ------------------------------------------------

          (This Instrument Contains After-Acquired Property Provisions)

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                                     - 1 -


         THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE dated as of September 1, 2002 between SOUTH JERSEY GAS COMPANY, a New Jersey corporation with principal offices at One South Jersey Plaza, Route 54, Folsom, New Jersey 08037, party of the first part, hereinafter called the "Company," and The Bank of New York (successor trustee to Guarantee Bank), a New York banking corporation with a corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286, party of the second part, hereinafter called "Trustee," as Trustee under the Indenture of Mortgage hereinafter mentioned, Witnesseth that:

         Whereas, the Company has heretofore duly executed, acknowledged and delivered to Guarantee Bank and Trust Company (name later changed to Guarantee
Bank), as Trustee, a certain Indenture of Mortgage dated October 1, 1947 (hereinafter called the "Original Indenture") to provide for the issuance of, and to secure, its First Mortgage Bonds (the "Bonds"), issuable in series and without limit as to aggregate principal amount (except as provided under Article III of the Original Indenture), and by the Original Indenture granted and conveyed unto the Trustee, upon the trusts and for the uses and purposes therein specifically set forth, certain real estate, franchises and other property therein described or which might be thereafter acquired by it, to secure the payment of the principal of and interest on the Bonds from time to time issued thereunder, and pursuant to which the Company provided for the creation of an initial series of First Mortgage Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 4 1/8% Series due 1977" (herein and in the Original Indenture sometimes called the "Bonds of the Initial Series"); and

         Whereas, the Original Indenture provides that Bonds may be issued thereunder from time to time and in one or more series, upon conditions therein fully provided, the Bonds of each series to be substantially in the forms therein recited for the Bonds of the Initial Series but with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

         Whereas, the Company has heretofore duly executed, acknowledged and delivered to the Trustee a First Supplemental Indenture dated as of October 1, 1952, a Second Supplemental Indenture dated as of February 1, 1961, a Third Supplemental Indenture dated as of July 1, 1963, a Fourth Supplemental Indenture dated as of August 1, 1966, a Fifth Supplemental Indenture dated as of September 1, 1968, a Sixth Supplemental Indenture dated as of July 1, 1969, a Seventh Supplemental Indenture dated as of July 1, 1971, an Eighth Supplemental Indenture dated as of June 1, 1973, a Ninth Supplemental Indenture dated as of July 1, 1974, a Tenth Supplemental Indenture dated as of November 10, 1976, an Eleventh Supplemental Indenture dated as of December 1, 1979, a Twelfth Supplemental Indenture dated as of June 1, 1980, a Thirteenth Supplemental Indenture dated as of August 1, 1981, a Fourteenth Supplemental Indenture dated as of August 1, 1984, a Fifteenth Supplemental Indenture dated as of July 1, 1986, a Sixteenth Supplemental Indenture dated as of April 1, 1988, a Seventeenth Supplemental Indenture dated of as May 1, 1989, an Eighteenth Supplemental Indenture dated as of March 1, 1990, a Nineteenth Supplemental Indenture dated as of April 1, 1992, a Twentieth Supplemental Indenture dated as of June 1, 1993, a Twenty-First Supplemental Indenture dated as of March 1, 1997, and a Twenty-Second Supplemental Indenture dated as of October 1, 1998 (hereinafter called, respectively, the "First Supplement," the "Second Supplement," the "Third Supplement," the "Fourth Supplement," the "Fifth Supplement," the "Sixth Supplement," the "Seventh Supplement," the "Eighth

Supplement," the "Ninth Supplement," the "Tenth Supplement," the "Eleventh Supplement," the "Twelfth Supplement," the "Thirteenth Supplement," the "Fourteenth Supplement," the "Fifteenth Supplement," the "Sixteenth Supplement," the "Seventeenth Supplement," the "Eighteenth Supplement," the Nineteenth Supplement," the "Twentieth Supplement," the "Twenty-First Supplement" and the "Twenty-Second Supplement") (the Original Indenture, all such supplemental indentures and this Twenty-Third Supplemental Indenture hereinafter collectively referred to as the "Indenture"), pursuant to which the Company provided for the creation of a second series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 3 7/8% Series due 1977" (herein and in the First Supplement sometimes called the "Bonds of the Second Series"), a third series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 5% Series due 1986" (herein and in the Second Supplement sometimes called the "Bonds of the Third Series"), a fourth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 4 1/2% Series due 1988" (herein and in the Third Supplement sometimes called the "Bonds of the Fourth Series"), a fifth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 5.70% Series due 1991" (herein and in the Fourth Supplement sometimes called the "Bonds of the Fifth Series"), a sixth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 7% Series due 1993" (herein and in the Fifth Supplement sometimes called the "Bonds of the Sixth Series"), a seventh series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 7 7/8% Series due 1994" (herein and in the Sixth Supplement sometimes called the "Bonds of the Seventh Series"), an eighth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8 1/4% Series due 1996" (herein and in the Seventh Supplement sometimes called the "Bonds of the Eighth Series"), a ninth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8 1/4% Series due 1998" (herein and in the Eighth Supplement sometimes called the "Bonds of the Ninth Series"), a tenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9 1/2% Series due 1989" (herein and in the Ninth Supplement sometimes called the "Bonds of the Tenth Series"), an eleventh series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8% Series due 1995" (herein and in the Twelfth Supplement sometimes called the "Bonds of the Eleventh Series"), a twelfth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 15 3/4% Series due 1996" (herein and in the Thirteenth Supplement sometimes called the "Bonds of the Twelfth Series"), a thirteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 14 3/8% Series due 1996" (herein and in the Fourteenth Supplement sometimes called the "Bonds of the Thirteenth Series"), a fourteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9.20% Series due 1998" (herein and in the Fifteenth Supplement sometimes called the "Bonds of the Fourteenth Series"), a fifteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10 1/4% Series due 2008" (herein and in the Sixteenth Supplement sometimes called the "Bonds of the Fifteenth Series"), a sixteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 9% Series due 2010" (herein and in the Eighteenth Supplement sometimes called the "Bonds of the Sixteenth Series"), a seventeenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 8.19% Series due 2007" (herein and in the Nineteenth Supplement sometimes called the "Bonds of the Seventeenth Series"), an eighteenth series of Bonds designated "South Jersey Gas Company First Mortgage Bonds, 6.95% Series due 2013" (herein and in the Twentieth Supplement sometimes called the "Bonds of the Eighteenth Series"), a nineteenth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 7.70% Series due 2027" (herein and in the Twenty-First Supplement sometimes called the "Bonds of the Nineteenth Series") and a twentieth series of Bonds designated as "South Jersey Gas Company First Mortgage Bonds, 10% Series A due October 1, 2043" (herein and in the Twenty-Second Supplement sometimes called the "Bonds of the Twentieth Series"); and

         Whereas, pursuant to the Indenture there have been executed, authenticated and issued, and there are outstanding as of the date of execution hereof by the Company, First Mortgage Bonds of series and in principal amounts as follows:

                      Series                  Issued           Now Outstanding

         Bonds of the Initial Series        $4,000,000               -0-
         Bonds of the Second Series         $4,500,000               -0-
         Bonds of the Third Series          $4,500,000               -0-
         Bonds of the Fourth Series         $5,000,000               -0-
         Bonds of the Fifth Series          $5,000,000               -0-
         Bonds of the Sixth Series          $6,000,000               -0-
         Bonds of the Seventh Series        $6,000,000               -0-
         Bonds of the Eighth Series         $4,000,000               -0-
         Bonds of the Ninth Series          $6,000,000               -0-
         Bonds of the Tenth Series          $6,000,000               -0-
         Bonds of the Eleventh Series       $1,000,000               -0-
         Bonds of the Twelfth Series        $20,000,000              -0-
         Bonds of the Thirteenth Series     $10,000,000              -0-
         Bonds of the Fourteenth Series     $20,000,000              -0-
         Bonds of the Fifteenth Series      $25,000,000           $7,385,000
         Bonds of the Sixteenth Series      $35,000,000              -0-
         Bonds of the Seventeenth Series    $25,000,000          $11,362,000
         Bonds of the Eighteenth Series     $35,000,000          $35,000,000
         Bonds of the Nineteenth Series     $35,000,000          $35,000,000
         Bonds of the Twentieth Series      $100,000,000        $100,000,000

                  ; and

         Whereas, said Bonds of the Fifteenth Series, Bonds of the Seventeenth Series, Bonds of the Eighteenth Series, Bonds of the Nineteenth Series and Bonds of the Twentieth Series constitute the only Bonds outstanding under the Indenture; and

         Whereas, the Company is making provisions for the issuance and sale of its Medium Term Notes, Series B (the "Notes"), to be issued under an Indenture of Trust (as amended, the "Note Indenture") between the Company and The Bank of New York, as trustee (the "Note Trustee") and to be secured by Bonds of the Twenty-First Series (as defined below); and

         Whereas, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Notes prior to the Substitution Date, the Company desires to provide for the issuance under the Mortgage to the Note Trustee of a new series of Bonds; and

         Whereas, the Company, by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Original Indenture, has duly determined to create a new series of Bonds to be issued under the Indenture, including this Twenty-Third Supplemental Indenture dated as of September 1, 2002 (hereinafter called the "Twenty-Third Supplement"), to be designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series B (hereinafter sometimes called the "Bonds of the Twenty-First Series"), and has duly determined that the terms and form of the Bonds of the Twenty-First Series, which will be fully registered bonds, and the form of the Trustee's Certificate of Authentication to be set forth on the Bonds of the Twenty-First Series, shall be substantially as follows respectively:

                                 [FORM OF BOND]

This Bond is not transferable except as provided in the Indenture (as hereinafter defined) and in the Indenture of Trust dated as of October 1, 1998, as supplemented on June 29, 2000, July 5, 2000 and July 9, 2001 ("Note Indenture") between the Company and The Bank of New York, as Trustee (the "Note Trustee").

REGISTERED                                                           REGISTERED
NUMBER                                                                   AMOUNT
R                                                                  $150,000,000

                            SOUTH JERSEY GAS COMPANY

               FIRST MORTGAGE BOND, 10% MEDIUM TERM NOTES SERIES B

         South Jersey Gas Company, a New Jersey corporation (hereinafter called the "Company"), for value received, promises to pay on ________, 20__ to the Note Trustee or registered assigns, on the surrender hereof, the principal sum of __________________________ Dollars, and to pay interest thereon from the date hereof, at the rate of 10% per annum (computed on the basis of a 360 day year of twelve 30 day months), such interest to be payable May 1 and November 1 in each year until the obligation of the Company with respect to the payment thereof shall be discharged; provided, however, that the Company shall receive certain credits against such obligations as set forth in the Twenty-Third Supplemental Indenture dated as of September 1, 2002 referred to below.

         All payments of principal hereof and interest hereon shall be paid at the corporate trust office of The Bank of New York (the "Trustee"), or its successor as trustee under the Indenture, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Twenty-Third Supplemental Indenture dated as of September 1, 2002 referred to below.

         This Bond is one of an authorized issue of Bonds of the Company, designated as its First Mortgage Bonds, without specified limit as to aggregate authorized principal amount and issuable in one or more series (each of which is hereinafter referred to as a "Series"), all issued or to be issued under and (except in respect of any sinking, replacement, purchase, or other analogous fund provided in said indenture or in any supplement thereto for any one or more particular Series of Bonds) equally and ratably secured by an indenture dated October 1, 1947 (hereinafter called the "Original Indenture") between the Company and Guarantee Bank and Trust Company, as predecessor trustee, as supplemented by indentures supplemental thereto, including a Twenty-Third Supplemental Indenture dated as of September 1, 2002 (hereinafter called the "Twenty-Third Supplement"), duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Bondholders in respect thereof, and for a specification of the principal amount of said Bonds from time to time issuable thereunder and the conditions upon which said Bonds may be issued and shall be secured.

         The Bonds of the 10% Medium Term Notes Series B, of which this Bond is one, are of similar tenor hereto, and are limited to the aggregate authorized principal amount of $150,000,000, except as provided in Section 2.11 of the Original Indenture (relating to replacement of mutilated, lost, destroyed or stolen Bonds).

         On certain defaults by the Company, as provided in the Indenture, the principal of said Bonds may become payable in advance of the expressed maturity thereof.

         As more fully provided in the Indenture, the Bonds of this Series are subject to redemption, either as a whole or in part from time to time, on not more than 60 nor less than 30 days' written notice in advance of the date fixed for redemption through the application of proceeds from the condemnation of property subject to the lien of the Indenture, or proceeds of the sale of such property to a governmental body or agency having the power of eminent domain made as the result of the threat (evidenced in writing by such body or agency) of condemnation of such property, but not through the application of funds from any other source, upon payment of the principal amount thereof together with accrued interest to the date fixed for redemption. Except as set forth in this paragraph, the Bonds of this Series are not subject to redemption.

         This Bond is transferable, but only as provided in the Indenture and the Note Indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable. Upon any such transfer, a new fully registered Bond similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of the same Series of other authorized denominations but of the same aggregate principal amount. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.

         The Bonds of this Series are issuable only in fully registered form, in any denomination authorized by the Company.

         As more fully provided in the Indenture, any of the provisions of the Indenture or any Bonds issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, with the consent of the holders or registered owners (evidenced as provided in the Indenture) of at least 66 2/3% in principal amount of the Bonds issued thereunder and then outstanding, or, if such change pertains only to the Bonds of one or more Series but less than all Series of Bonds outstanding, the holders or registered owners of at least 66 2/3% in principal amount of the then outstanding Bonds of each Series to which such change pertains; provided, however, that none of the provisions of any Bond with respect to the time, terms, manner, or amount of any payment of the principal thereof or interest thereon shall be changed without the consent of the holder or registered owner of such Bond nor shall there be reduced the percentage of Bonds the holders of which are required to consent to the execution of any supplemental indenture.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond issued under the Indenture or coupon thereby secured or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule or law, statue or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that the Indenture and any indenture supplemental thereto, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto, or in any of the Bonds or coupons thereby secured, or implied therefrom.

         The execution by the Trustee, or by its successor in trust under the Indenture, of the Trustee's certificate of authentication set forth hereon is essential to the validity of this Bond.

         IN WITNESS WHEREOF, SOUTH JERSEY GAS COMPANY has caused this Bond to be duly executed by the manual or facsimile signatures of its proper officers under its corporate seal or a facsimile thereof

Date:_________________________

                                         SOUTH JERSEY GAS COMPANY


                                         By:  _________________________________
[CORPORATE SEAL]                                                   , President

Attest:

_________________________________
                       Secretary

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         The within Bond is one of the Bonds of the Series designated therein, which are described or provided for in the within-mentioned Indenture.

                                           The Bank of New York, Trustee


                                           By __________________________________
                                              Authorized Signatory

                                           Dated:

                                                                       ; and

         WHEREAS, the Company deems it advisable and has determined pursuant to the provisions of the Original Indenture, to convey, transfer and assign to the Trustee and to subject to the lien of the Indenture with the same effect as though included in the granting clauses of the Original Indenture certain additional property now owned by the Company; and

         WHEREAS, the execution and delivery of the Twenty-Third Supplement have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to the law; and

         WHEREAS, all acts and things prescribed by law, by the charter and bylaws of the Company and by the Indenture necessary to make the Bonds of the Twenty-First Series, when executed by the Company and authenticated by the Trustee as in the Indenture provided, valid, binding and legal obligations of the Company, and to make the Twenty-Third Supplement a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, THIS TWENTY-THIRD SUPPLEMENT WITNESSETH, that by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and in order to secure further payment of the principal of, the premium, if any, and the interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of the covenants and conditions contained in the Indenture and in said Bonds, the Company has executed and delivered the Twenty-Third Supplement, and has granted, bargained, sold, conveyed, aliened, enfeoffed, mortgaged, pledged, released, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, convey, alien, enfeoff, mortgage, pledge, release, confirm, assign, transfer and set over unto the Trustee, its successors in the trust and its and their assigns, the following described property:

         1. All and singular its lands, real estate and any and every interest in lands or real estate wheresoever situate.

         2. All buildings, structures, machinery, apparatus and equipment situate upon the premises referred to above or appurtenant thereto or used in connection therewith, and all property of the Company used or useful in and about the business of manufacturing, transmitting and disposing of gas for light, heat, power or other purposes and consisting of, inter alia, gas works and plants, engines, furnaces, boilers generators, machinery, shafting, belting, retorts, tanks, condensers, pumps, steam holders, gas holders, purifiers, scrubbers, tar extractors, separators, dehydrators, pressure regulators, blowers, compressors, motors, exhausters, tracks and sidings, oil-gas generators, expansions tanks, gas mains, pipes, gas transmissions systems, gas distribution systems, tunnels, service pipes, pipe line fittings, gates, valves, connections, implements, gas meters, lamps and all other appliances, instruments, equipment, stores, repair parts and the like, now owned by the Company, and all other property for similar uses hereafter in any way acquired by the Company or to which it may hereafter be entitled, it being hereby expressly agreed that any and all personal property covered by the foregoing description, whether or not located in or upon the real property of the Company, shall be considered as fixtures and appurtenances constituting part of the real property of the Company.

         3. All easements, rights of way, rights, franchises, contracts, permits, leases, licenses, privileges and appurtenances belonging or in any way appertaining to the premises and property hereinbefore referred to, or to any other property now owned by the Company or hereafter acquired by it, and every part thereof, or derived or acquired by the Company in any manner whatsoever; and all the reversions, remainders, revenues, rents, issues, and profits of all property at any time subject hereto and all the estate, right, title, interest, property, possession, claim, and demand whatsoever, as well at law as in equity, of the Company, of, in, and to the same and every part thereof.

         4. All other property of whatever kind and description, whether real or personal, now owned or which may at any time hereafter be acquired by the Company, and whether or not specifically described or referred to herein, excepting, however, all materials and supplies consumable in the operation of the properties of the Company, all merchandise and products acquired, manufactured, produced, or held for sale in the usual course of business, all automobiles and motor vehicles, and all cash, accounts receivable, stocks, bonds, notes, and other securities which are neither specifically pledged with the Trustee nor required by any provision of the Indenture to be pledged with the Trustee.

         5. All money, securities, or property of any kind which may at any time be paid, conveyed, assigned, transferred or delivered to the Trustee by the Company or any other person, to be held hereunder as additional security for all the Bonds, which money, securities, or property the Trustee is hereby authorized to receive and accept.

         UNDER AND SUBJECT to any excepted encumbrances of the character defined in Subdivision A of Section 3.04 of the Original Indenture.

         TO HAVE AND TO HOLD the same unto the Trustee, its successors and assigns, forever.

         IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

         PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns shall pay or cause to be paid the principal of and interest on all said Bonds, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture, including this Twenty-Third Supplement, and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee for the benefit of those who shall hold Bonds of the Twenty-First Series, or any of them, as follows:

                                    ARTICLE I

                 DESCRIPTION OF BONDS OF THE TWENTY-FIRST SERIES

         SECTION 1.1 The Bonds of the Twenty-First Series shall be designated as "South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes
Series B," and shall be issuable as fully registered Bonds, substantially in the form hereinbefore recited, but they may bear and contain such legends and modifications as may be required by law or as may be necessary to comply with requirements of any stock exchange or of any regulatory board, body or official and shall be issued initially to the Note Trustee. Except as provided in Section
2.11 of the Original Indenture, the aggregate principal amount of Bonds authorized by the Twenty-Third Supplement is limited to $150,000,000, and except as aforesaid, and except for exchanges and transfers, the Company shall not execute and the Trustee shall not authenticate or deliver Bonds of the Twenty-First Series in excess of such aggregate principal amount.

         SECTION 1.2 Except as otherwise provided in Section 2.11 of the Original Indenture, Bonds of the Twenty-First Series shall be dated and shall bear interest from the May 1 or November 1 next preceding the date of authentication thereof by the Trustee, except that if the authentication date is an interest payment date, such Bonds shall be dated, and shall bear interest from, the authentication date; provided, however, that if upon authentication of any Bonds of the Twenty-First Series upon transfer or in exchange for other such Bonds, interest on the Bonds of the Twenty-First Series shall be in default, the date from which such Bond shall bear interest shall be the date to which interest shall have been paid upon the Bonds transferred or surrendered in exchange for the Bond so authenticated; and provided further, however, that in the case of the authentication of Bonds of the Twenty-First Series upon an original issue hereunder, such Bonds may be dated the date of authentication thereof and in such case shall bear interest from such date of authentication.

         SECTION 1.3 Bonds of the Twenty-First Series shall mature ________, 20__, and shall bear interest on the unpaid principal amount thereof at the rate of 10% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on May 1 and November 1 in each year, until the obligation of the Company with respect to the payment thereof shall be discharged; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 2.1 hereof. Subject to the provisions of
Section 2.1 below, all payments of principal and interest shall be made at the corporate trust office of the Trustee, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

         SECTION 1.4 Bonds of the Twenty-First Series shall be issuable only in the form of fully registered Bonds in any denomination authorized by the Company.

         SECTION 1.5 Bonds of the Twenty-First Series shall be transferable and exchangeable, but only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at either of said offices. The Company hereby waives any right to make a charge for any transfer or exchange of Bonds of the Twenty-First Series, but the Company may require payment of a sum sufficient to cover any tax or any other governmental charge that may be imposed in relation thereto.

         SECTION 1.6 On the Substitution Date (as defined below), the Trustee will deliver to the Company for cancellation all Bonds of the Twenty-First Series. The Company will cause the Trustee to provide notice to all holders of Bonds of the Twenty-First Series prior to the occurrence of the Substitution Date. "Substitution Date" shall mean the date that all Bonds issued and outstanding under the Indenture, other than any Bonds pledged and delivered by the Company to the Note Trustee under the Note Indenture, have been retired through payment, redemption or otherwise (including those Bonds deemed to be paid within the meaning of the Indenture) at, before or after the maturity thereof.

         SECTION 1.7 Bonds of the Twenty-First Series shall be subject to redemption, either as a whole or in part from time to time, upon payment of the principal amount thereof through the application pursuant to Subdivision C of
Section 6.07 of the Original Indenture of proceeds from the condemnation of property subject to the lien of the Indenture, or proceeds of sale of such property to a governmental body or agency having the power of eminent domain made as a result of the threat (evidenced in writing by such body or agency) or condemnation of such property, but not through the application of money from any other source, together with accrued interest to the date fixed for redemption. Except as set forth in this Section 1.7, the Bonds of the Twenty-First Series are not subject to redemption.

         The election of the Company to redeem any of the Bonds of the Twenty-First Series shall be evidenced by a resolution of its Board of Directors calling all or a stated principal amount thereof for redemption on a stated date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee), the Company shall file with the Trustee a certified copy of such resolution. The Company shall on or before such redemption date deposit with the Trustee the total redemption price of all Bonds so called, with accrued interest thereon to the redemption date.

         If the Company elects to redeem less than all of the Bonds of the Twenty-First Series, the particular Bonds to be redeemed shall be selected by the Trustee in the manner set forth in this Section 1.7 of the Twenty-Third Supplement from the Bonds of the Twenty-First Series then outstanding. The Trustee shall certify to the Company the numbers of the Bonds selected and the portion of the principal amount of each Bond that is to be redeemed.

         The Trustee shall, not more than 60 nor less than 30 days in advance of such redemption date, give, in the name of the Company, written notice that Bonds of the Twenty-First Series bearing the serial numbers specified have been called for redemption, that they will be due and payable on such redemption date at the corporate trust office of the Trustee at a stated amount (which shall be the applicable redemption price), and that all interest thereon will cease to accrue after said date (unless the Company shall default in payment of the amount necessary to effect such redemption). If all the Bonds of the Twenty-First Series are called, the notice shall so state and may omit the numbers thereof. The notice shall state that the Bonds will be payable at the stated redemption price, plus accrued interest to the redemption date. If the redemption date is an interest payment date, the notice may state that the interest payment due on such date will be paid in the usual manner. Such notice of redemption shall be given to the registered owners of Bonds which, or portions of which, are to be redeemed by mailing the same to such registered owners, at their respective addresses as the same appear on the aforementioned registry books.

         Before any money shall be applied by the Trustee to the redemption of Bonds under this Section, the Company shall deliver to the Trustee a certificate of the President or a Vice President of the Company stating that all conditions precedent provided for herein (including compliance with all applicable covenants) relating to such redemption have been complied with.

         Each Bond so called for redemption shall be due and payable at the places and price and on the date specified in such notice. Subject to any agreement as described below, beginning on the date when each Bond shall be due and payable as aforesaid, the holder thereof may present the same for redemption, in negotiable form, and the Trustee shall, out of the money deposited with it under the provisions of this Section, cause the same to be paid and redeemed; after said date (unless upon such presentation on or after the due date the Trustee shall have refused or failed to make such payment), all further interest shall cease to accrue thereon. In any case where the redemption date is an interest payment date, the interest payment due on such date on Bonds called for redemption may be paid in the usual manner.

         Whenever less than all of the outstanding Bonds of the Twenty-First Series are to be redeemed, the principal amount of Bonds of the Twenty-First Series to be redeemed shall be prorated among the holders of the Bonds of the Twenty-First Series in the proportion, as nearly as practicable, that their respective holdings bear to the aggregate principal amount of Bonds of the Twenty-First Series outstanding on the date of selection. In making any proration pursuant to this provision, the Trustee may make such adjustment as it may determine, with the approval of the Company, to the end that the principal amount prorated to each holder of Bonds shall be in each instance $1,000 or an integral multiple thereof.

         If only a part of any fully registered Bond shall be selected by the Trustee in the manner set forth above, the notice of redemption hereinbefore provided for shall specify the distinctive number of such Bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such Bond for partial redemption and upon payment of the portion so called for redemption, a new Bond or Bonds of the Twenty-First Series, in aggregate principal amount equal to the unredeemed portion of such surrendered Bond, shall be executed by the Company, authenticated by the Trustee, and delivered to the registered owner thereof, without expense to such holder.

         The Company may enter into an agreement with the registered owners of any Bond of the Twenty-First Series (or prospective registered owner of any such Bond) providing for the payment without the surrender of such Bond to such registered owner (or to such prospective registered owner, upon becoming a registered owner of any such Bond) of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified, and for the making of notation as to principal payments, if any, on such Bond by such registered owner or by any agent of the Company or of the Trustee. A copy of any such agreement shall be filed with the Trustee. The Trustee is authorized to approve any such agreement, and shall thereafter make all payments on such Bond as provided in such agreement. The Trustee shall not be liable for any act or omission to act on the part of the Company, any such registered owner or any agent of the Company in connection with any such agreement.

         So long as any of the Bonds of the Twenty-First Series shall remain outstanding, upon any application by the Trustee of funds from sources described in this Section 1.7 of this Twenty-Third Supplement to the redemption of Bonds pursuant to Subdivision C of Section 6.07 of the Original Indenture, if less than all Bonds of all Series then outstanding are to be redeemed, a principal amount of Bonds of the Twenty-First Series shall be redeemed by the application of a portion of such funds, such portion to be determined by multiplying the total amount of such funds so to be applied by a fraction the numerator of which shall be the aggregate amount required for the redemption, pursuant to Subdivision C of Section 6.07 (exclusive of accrued interest, if any), of all of the Bonds of the Twenty-First Series outstanding on the date of the selection for such redemption and the denominator of which shall be the aggregate amount required for the redemption, pursuant to such Subdivision C of Section 6.07 (exclusive of accrued interest, if any), of all of the Bonds of all Series outstanding on such date; provided, however, that nothing in this Section 1.7 shall restrict the manner (pro rata, by lot or otherwise) by which the remaining balance of such funds shall be applied to the redemption of Bonds of any Series other than the Twenty-First Series.

                                   ARTICLE II

            CREDITS WITH RESPECT TO BONDS OF THE TWENTY-FIRST SERIES

         SECTION 2.1 In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Bonds of the Twenty-First Series, the Company shall be entitled to credits against amounts otherwise payable in respect of the Bonds of the Twenty-First Series in an amount corresponding to (a) the principal amount of any of the Notes surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation,
(b) the amount of money held by the Note Trustee and available and designated for the payment of principal of, and/or interest on, the Notes, regardless of the source of payment to the Note Trustee of such moneys and (c) the amount by which principal of and interest due on the Bonds of the Twenty-First Series exceeds principal of and interest due on the Notes.

         SECTION 2.2 A certificate of the Company signed by the President or any Vice President, and attested to by the Secretary or any Assistant Secretary, and consented to by the Note Trustee, stating that the Company is entitled to a credit under Section 2.1 hereof or that Bonds of the Twenty-First Series have been canceled, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

         SECTION 2.3 Notwithstanding anything in this Twenty-Third Supplemental Indenture to the contrary, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds of the Twenty-First Series shall be deemed satisfied and discharged
(a) on the Substitution Date or (b) if at any time: (i) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the outstanding Notes, as and when the same shall have become due and payable (ii) the Company shall have delivered to the Note Trustee for cancellation all outstanding Notes; or (iii) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Note Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Note Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Notes, including principal and any premium and interest due or to become due to such date of maturity, as the case may be.

         When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds of the Twenty-First Series shall be satisfied or deemed satisfied pursuant to this Section 2.3 hereof, the holders of Bonds of the Twenty-First Series shall, upon written request of the Company, deliver without cost to the Company all of the Bonds of the Twenty-First Series, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds of the Twenty-First Series delivered to the Company in accordance with this Section 2.3 shall be delivered by the Company to the Trustee for cancellation.

                                   ARTICLE III

                       ADDITIONAL COVENANTS OF THE COMPANY

         SECTION 3.1 So long as any Bonds of the Twenty-First Series shall remain outstanding, the Company will not declare or pay any dividend on any shares of its Common Stock (other than dividends payable in shares of its Common Stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 2001 would exceed the aggregate net income of the Company available for dividends on its Common Stock earned after such date plus the sum of $69,000,000. For the purposes of this Section 3.1, "subsidiary" shall mean any corporation directly or indirectly controlled by or under common control with the Company.

         For the purpose of calculating the requirements of this Section 3.1, the net income of the Company available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by any governmental authority having jurisdiction in the premises or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that (a) the deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of the Company or the amount required to be stated in item (1) of the Replacement Fund Certificate to be filed under Section
5.19 of the Original Indenture with respect to the period ending at the close of such year, whichever be greater, and (b) no deduction or adjustment shall be made from gross income for or in respect of (i) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such -redemption or retirement, (ii) profits or losses from sales of capital assets or taxes in respect of such profits, (iii) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 2002, (iv) charges for the write-off of unamortized debt discount and expense carried on the books of the Company at December 31, 2001, or (v) charges for the write-off or write-down of the amount at which any property of the Company was carried on its books at December 31, 2001, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation, or order of, any governmental authority having jurisdiction in the premises and shall not be required by such authority to be charged against earnings accumulated after December 31, 2001.

         SECTION 3.2 So long as any Bonds of the Twenty-First Series shall remain outstanding, the Company will satisfy its obligations under the Replacement Fund provided for in Section 5.19 of the Original Indenture first through the use of all available property additions and retired Bonds of any Series and then, if and only to the extent that said property additions and retired Bonds are not sufficient to satisfy such obligations, through the use of cash.

         SECTION 3.3 So long as any Bonds of the Twenty-First Series remain outstanding, in the event that the Company shall consolidate or merge with or into any corporation or corporations, or the Company shall transfer all of its property and franchises to any other corporation, the corporation formed by any such consolidation, or into which the Company shall be so merged, or which shall acquire such property of the Company, shall be a corporation incorporated under the laws of the United States, any State or the District of Columbia.

         SECTION 3.4 So long as any Bonds of the Twenty-First Series shall remain outstanding, no owner of any portion of the mortgaged property will be entitled to any credit against interest payable on any Bonds by reason of the payment of any tax on such property.

                                   ARTICLE IV

          ISSUE AND AUTHENTICATION OF BONDS OF THE TWENTY-FIRST SERIES

         Upon compliance by the Company with the requirements of the Indenture, including this Twenty-Third Supplement, for the issuance of additional Bonds, Bonds of the Twenty-First Series up to an aggregate principal amount of $150,000,000 may forthwith, or, at the election of the Company, in stages from time to time, be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and make available for delivery said Bonds in accordance with the provisions of Article III of the Original Indenture. The signature of the officers of the Company on Bonds of the Twenty-First Series may be by facsimile if so authorized by the Company's Board of Directors.

                                    ARTICLE V

                       AMENDMENT TO THE ORIGINAL INDENTURE

         SECTION 5.1 Section 3.06. of the Original Indenture shall be amended to delete the last word of paragraph (1) of subsection A thereof and all of paragraph (2) of subsection A thereof, so that such Section shall thereafter read in full as follows:

                           "SECTION 3.06. ADDITIONAL BONDS - CONDITIONS FOR
                  AUTHENTICATION - ACQUISITION OR REFUNDING OF BONDS ISSUED HEREUNDER. Whenever any Bonds shall have been acquired, paid, or retired by the Company, or whenever the Company shall have made provision for the payment of any Bonds (as such provision for payment is defined in Article 1), or shall surrender any Bonds to the Trustee, thereupon or at any time thereafter additional Bonds shall be authenticated and delivered by the Trustee in a principal amount not exceeding the principal amount of the Bonds so acquired, paid, retired, surrendered, or for the payment of which such provision shall have been made, upon application by the Company and upon compliance with the following conditions, in addition to those specified in
                  Section 3.03:

                           A.   Any Bonds so acquired, paid, retired or
                  surrendered, or for which payment shall have been so provided, may, without limiting the generality of the foregoing, when deposited with the Trustee as below provided in Subdivision B, be uncancelled; provided, however, that in respect of any which shall have been cancelled prior to or concurrently with the application for such authentication (and, for the purposes of this Subdivision A, in case payment shall have been so provided for such Bonds, the same shall be deemed to have been cancelled upon the date of such provision for payment) no Bond shall have been authenticated in lieu thereof or in exchange therefor or by virtue of the acquisition, payment, retirement, cancellation, or such provision for payment thereof; nor shall any money have been withdrawn hereunder by virtue of such acquisition, payment, retirement, cancellation, or provision.

                           B. There shall be delivered to the Trustee the following documents:

                                (1) The Bonds so acquired, paid, retired, or
                           surrendered. Any of such Bonds which shall be uncancelled shall be in negotiable form or accompanied by proper instruments of assignment and transfer, and shall be accompanied by all unmatured coupons, if any, appertaining thereto. In the case of any Bonds for which payment shall have been so provided, such Bonds shall not then be required to be deposited, but in lieu thereof the Company shall deliver to the Trustee a statement describing the same; thereafter, upon payment of such Bonds, the same shall forthwith be delivered to the Trustee for cancellation. In the case of any Bonds which shall have been paid or retired or surrendered and which shall have theretofore been cancelled and cremated by the Trustee, such Bonds shall not be required to be deposited, but in lieu thereof the Company shall deliver to the Trustee a statement describing the same and specifying the date upon which the same were paid or retired or surrendered and were cancelled and cremated.

                                (2) If the Bonds so deposited shall be
                           cancelled Bonds, or if in lieu of such deposit of Bonds a statement by the Company shall be delivered as provided in subparagraph (1) of this Subdivision B, a certificate by the President or a Vice-President of the Company, stating such facts in connection therewith as may reasonably be required to show compliance with the conditions specified in Subdivision A.

                           C. If the Bonds so acquired, paid, retired, surrendered, or the payment of which has been so provided for, shall not at any time theretofore have been bona fide issued by the Company, and if they shall bear interest at a lower rate per annum than the new Bonds the authentication of which is then applied for, the net earnings condition specified in Subdivision C of Section 3.04 shall be complied with, and the Company shall deliver to the Trustee (i) a net earnings certificate, conforming to the provision of Subdivision E(3) of Section 3.04, showing the fixed charges and net earnings of the Company in such reasonable detail as may be required to show compliance with said condition, (ii) an opinion of counsel conforming to the provisions of Subdivision E(4)(b) of
                  Section 3.04, and (iii) a certificate by the trustee or mortgagee of each prior lien conforming to the provisions of Subdivision E(5) of Section 3.04"

         SECTION 5.2 The foregoing amendment to Section 3.06 of the Original Indenture shall become effective upon the earlier to occur of the following:

                  (a) the date as of which no Bonds remain outstanding that were part of a series of Bonds initially issued prior to the issuance of Bonds of the Nineteenth Series;

                  (b) the date as of which a supplemental indenture to the Indenture is executed by the Company and the Trustee setting forth the foregoing amendment to Section 3.06 of the Original Indenture, after the holders of at least 66 2/3% of the Bonds then outstanding have consented to and approved the execution of such supplemental indenture, all in accordance with Article X and the other relevant provisions of the Original Indenture.

         SECTION 5.3 Each holder of any Bonds of the Twenty-First Series, by the acceptance by such holder of such Bonds, (a) consents to and approves the foregoing amendment to Section 3.06 of the Original Indenture, and consents to and approves the execution by the Company and the Trustee of a supplemental indenture to the Indenture setting forth such amendment, and (b) agrees to execute such instrument or instruments as may be requested by the Company or the Trustee to evidence such consent and approval in accordance with Section 10.02 of the Original Indenture.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

         SECTION 6.1 The Trustee, for itself and its successors in said trusts, hereby accepts the trust hereby provided and agrees to perform the same upon the terms and conditions contained in the Indenture, including this Twenty-Third Supplement. The Trustee shall not be responsible in any manner whatsoever for the recitals in this Twenty-Third Supplement.

         SECTION 6.2 So long as any Bonds of the Twenty-First Series shall remain outstanding, any successor trustee to the Trustee shall at all times be a corporation which shall have at all times a combined capital and surplus of not less than $100,000,000. If any such successor trustee publishes reports of condition annually, pursuant to law or to the requirements of a supervising or examining authority, the combined capital and surplus of such successor trustee at any time for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                                   ARTICLE VII

                          CONCERNING EVENTS OF DEFAULT

         SECTION 7.1 So long as any Bonds of the Twenty-First Series shall remain outstanding, the following shall constitute events of default within the meaning of Section 9.02 of the Original Indenture (in addition to the events of default set forth in Section 9.02 of the Original Indenture):

                  (a) If the Company shall default in the payment of any portion of the principal of any Bond of the Twenty-First Series, as and when the same shall have become due, whether at the stated maturity thereof or upon proceedings for redemption (pursuant to the provisions of any sinking, replacement, purchase or other analogous fund established in the Original Indenture or pursuant to any optional or other redemption) or otherwise; provided, however, that in the event the Company and the Trustee shall have taken all action required to be taken so that each such payment of principal by means of wire transfer could reasonably be expected to be effective on the due date thereof, but nevertheless, any such transfer shall not have been credited to the account of a registered owner of Bonds of the Twenty-First Series to whom such payment is required to be made effective as of the due date, the Company shall not be deemed to have defaulted upon the obligation to make such payment until the expiration of five days following said due date;

                  (b) if the Company shall default in the payment of any installment of interest due on any Bond of the Twenty-First Series and such default shall continue for a period of 10 days; or

                  (c) if the Company shall default in the performance of or compliance with any other covenant, condition or term contained in the Indenture, including this Twenty-Third Supplement, and such default shall continue for 30 days after the Company shall have knowledge thereof.

         SECTION 7.2 So long as any Bonds of the Twenty-First Series shall remain outstanding, the Company covenants that if at any time or times or from time to time an event of default referred to in Section 6.1 of this Twenty-Third Supplement shall occur, the Company will, on demand of the Trustee, forthwith pay to the Trustee, for the benefit of all holders of Bonds then outstanding under the Indenture, a sum equal to the total amount then due for principal and interest on all Bonds then outstanding under the Indenture, with interest thereon (to the extent that payment of such interest is enforceable under applicable law) in accordance with the terms of the respective Bonds.

         Should said sum not be so paid to the Trustee, it shall be entitled, at any time or times and from time to time, in its own name and as Trustee of an express trust and without the possession or production of any Bonds of any Series or coupons, to recover judgment for the same against the Company or any other obligor upon such Bonds.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 As supplemented by this Twenty-Third Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture, including the Twenty-Third Supplement, shall be read as one instrument. All terms used in the Twenty-Third Supplement shall have the same meaning as used elsewhere in the Indenture except where the context clearly indicates otherwise.

         SECTION 8.2 This Twenty-Third Supplement has been dated as of September 1, 2002 for convenience. The date of actual execution hereof by each of the parties is the date shown by the acknowledgment of execution hereof by its officers.

         SECTION 8.3 This Twenty-Third Supplement may be executed in several counterparts, each of which shall be considered an original and all collectively as but one instrument.

         SECTION 8.4 The approval of the New Jersey BPU of the execution and delivery of these presents, and of the issue of any Bonds of the Twenty-First Series, shall not be construed as approval of said New Jersey BPU of any other act, matter or thing which requires approval of said New Jersey BPU under the laws of the States of New Jersey; nor shall the approval of said New Jersey BPU of the issue of any such Bonds bind said New Jersey BPU or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issuance of Bonds under the Indenture.

         IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be duly executed under the respective corporate seals by their respective proper officers, all duly authorized thereunto, and have caused these presents to be dated as of the day and year first above written.

                                      SOUTH JERSEY GAS COMPANY


                                      By: ____________________________________
                                          Charles Biscieglia
                                          President

ATTEST:                                           [SEAL]


_________________________________
Richard H. Walker
Secretary

                                      THE BANK OF NEW YORK


                                      By:  ____________________________________

STATE OF NEW JERSEY                 :
                                    :        ss:
COUNTY OF ATLANTIC                  :

         Be it remembered, that on September 1, 2002, before me, a Notary Public of New Jersey, personally appeared Charles Biscieglia, who, I am satisfied, is President of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he has received, without charge, a true copy of said foregoing deed or instrument. All of which is hereby certified.


                                    __________________________________________
                                    Notary Public of New Jersey

                                    My Commission Expires:



STATE OF NEW YORK                   :
                                    :        ss:
COUNTY OF NEW YORK                  :

         Be it remembered, that September 1, 2002, before me, a Notary Public of New York, personally appeared _______________________, who, I am satisfied, is __________________ of The Bank of New York, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors. All of which is hereby certified.



                                    __________________________________________
                                    Notary Public of New York

                                    My Commission Expires:

         The within Twenty-Third Supplemental Indenture has been recorded and filed as follows:

         County          Date of Recordation          Book             Page

New Jersey:

    Atlantic

    Burlington

    Camden

    Cape May

    Cumberland

    Gloucester

    Salem